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Exhibit 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-51667, No.333-68301 and No. 333-49218) of Media Arts Group, Inc. of our report dated May 9, 2001, except for Note 12 which is as of June 29, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 29, 2001

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Exhibit 23.1